Exhibit 10.1

TRANSITION AGREEMENT

WHEREAS, Kenneth J. Van Ness (“Executive”) now is employed as President and Chief Executive Officer (“CEO”) by CytoDyn Inc., a Colorado company (“the Company”) pursuant to an April 2012 “Executive Employment Agreement” (“Employment Agreement”), and Executive now serves as Chair of the Company’s Board of Directors, and

WHEREAS, Executive and the Company wish to modify their existing employment relationship and to resolve any disputes between them by amending the Employment Agreement in this agreement (“Agreement”), and

NOW, THEREFORE, Executive and the Company agree as follows:

1. Executive’s continued employment and future relationship.

A. Executive’s employment by the Company will end on October 16, 2012, unless sooner terminated by the Company (“Separation Date”). Until that date, Executive will continue to carry out his responsibilities as President and CEO as set forth in paragraph 2 (“Duties”) of the Employment Agreement with additional oversight from the Company’s new Chairman, Gregory A. Gould, but also he also will work on transitioning his on-going matters, projects, relationships and duties to one or more individuals identified by Gregory Gould and Anthony Caracciolo on behalf of the Company’s Board of Directors. Paragraph 8 (“Termination”) of the Employment Agreement is hereby amended to provide that, during the Transition Period, Executive’s employment by the Company may be terminated by either party for any reason with or without notice and with or without cause.

B. Paragraph 4(a) (“Salary”) of the Employment Agreement is hereby amended to provide that, during the period beginning on July 18, 2012 through the Separation Date (“Transition Period”), Executive will be paid a salary equal to $13,890 per month, less withholdings as for wages, payable in accord with the Company’s normal payroll practices. Executive will continue to receive, during the Transition Period, the benefits described in paragraphs 4(c) (“Fringe Benefits”), 4(g) (“Indemnification”) and 5 (“Miscellaneous Business Expenses”) of the Employment Agreement.

C. Executive agrees to resign his position as Chair of the Company’s Board of Directors by delivering, not later than the date on which he signs and delivers this Agreement to the Company, a formal letter of resignation in the form attached to this Agreement as Exhibit 1.

D. Executive agrees that, after the Separation Date, he will make himself available at reasonable times and locations to assist the Company as senior advisor to the Board, the President and the CEO in any legacy or transition issues arising from his departure. The Company will reimburse Executive for reasonable expenses necessarily incurred by him in providing any such services which are requested in writing by the Company.

E. Executive represents that, since July 18, 2012, he has not, directly or indirectly, disparaged the Company or its current or former officers, directors or employees orally, in writing or in any other manner (such as through the use of emails, blogs, photographs, social media (Facebook; Twitter), etc.) or any other electronic or web-based media). Further, Executive agrees that he will not in the future engage in such conduct, that is, he agrees that he will not make negative statements or comments in any form, manner or medium about the Company or its current or former officers, directors or employees or about his employment by or end of employment by the Company. At Executive’s request the Company will announce that he is leaving “to return as a managing director of a financial services company after the Separation Date” and, if he requests, the Company will provide a Executive letter of reference in the form attached as Exhibit 2. If Executive identifies Gregory Gould (“Gould”) as the reference for his potential future employers, persons who contact Gould about Executive will be given only the information contained in Exhibit 2.

The Company represents that, since July 18, 2012, none of its members of the Board of Directors has, directly or indirectly, disparaged the Executive orally, in writing, or in any other manner (such as through the use of emails, blogs, photographs, social media (Facebook; Twitter), etc.) or any other electronic web-based media). Further, the Company covenants that it will instruct each member of its Board of Directors that such member should not in the future engage in such contact, that is such member shall agree that he or she will not make negative statements or comments in any form, manner or medium about the Executive or about Executive’s employment by, or end of employment by, the Company.

F. Executive agrees that he will continue to be bound by and will abide by paragraph 6 (“Restrictive Covenants of Executive”) of the Employment Agreement. Executive and the Company agree that, in interpreting and/or applying that paragraph 6, Executive’s end of employment by the Company pursuant to this Agreement is not a termination “without cause” or a “Constructive Termination Event” as those terms are defined in the Employment Agreement. The Company agrees that based on the Company’s current plans regarding biotechnology products, it would not be a violation of paragraph 6(b)(i) of the Employment Agreement if Executive were to enter into a business relationship of the type identified in such paragraph with the company identified in paragraph 5 of the Minutes of a Special Meeting of the Board of Directors dated April 26, 2012, or any of such Company’s divisions or affiliates following the Separation Date.

G. Executive understands and agrees that (a) the federal “insider trading” securities laws continue to apply to Executive notwithstanding his separation of employment; (b) the Company’s insider trading policy prohibits Executive from trading in securities while in possession of material nonpublic information; and (c) the prohibition against such trading continues to apply to Executive after the end of his employment. Therefore, Executive agrees to abide by those even after leaving his employment until such time as the insider information Executive possessed becomes public. The Company agrees that it will accept and agree to from time to time the adoption and/or amendment of sales plans for Executive or one or more of his Affiliates that are established in accordance with the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, reasonably requested by one or more of Executive’s credit providers.

H. Executive agrees that, not later than the close of business on the Separation Date, he will vacate the Company’s offices and will give the Company all property in his possession, custody or control (whether it is stored in his office, his home or otherwise) which Executive obtained from the Company or from any of its customers/potential customers, vendors/potential vendors, merger or acquisition candidates, employees, contractors or consultants, including but not limited to the originals and all copies of any documents, files, data or information (electronic or hard-copy), access cards, credit cards, passwords and file-access methods/protocols, computers/laptops/PDAs (including all software and peripherals), cell phones, credit cards and stored documents/files/information (with all documents, files and information being returned unaltered and unencrypted). The Company and Executive understand and agree that the Company is leasing the office space referenced in this paragraph from Executive’s affiliate and nothing herein is to be construed as an amendment to any lease agreement pertaining to such property or to affect any rights available to a landlord under Chapter 83 of the Florida Statutes.

2. The Company’s obligations to Executive.

A. So long as Executive has not resigned his employment before the Separation Date, the Company will pay or provide to Executive the following even if the Company terminates Executive’s employment before the Separation Date:

i. Executive’s salary equal to $13,890 per month for the period beginning on July 18, 2012 through October 16, 2012;

ii. severance pay equal to $13,890 per month, less withholdings as for wages, payable in accord with the Company’s normal payroll practices, for 33 months after October 16, 2012, such payments to commence on the first regular Company pay day in November 2012 which is more than ten (10) days after Executive signs, dates and delivers an original of Exhibit 3 to this Agreement;

iii. the opportunity to elect the timing of distribution of any Executive account balance in the Company’s 401(k) plan, according to the terms and conditions of the plan; the Company will not make any contributions to Executive’s 401(k) account after the Separation Date and he remains responsible for repayment of any loans from his 401(k) account;

iv. the papers necessary for Executive to elect continuation of any group medical insurance coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) and the terms and conditions of the Company’s plan; the papers will be issued to the Executive promptly after the Separation Date and, if Executive elects COBRA coverage, the Company will reimburse monthly for nine (9) months a sum equal to Executive’s monthly COBRA premium; and

v. the amounts due under the lease agreement for every month that the Company continues to occupy Executive’s affiliate’s property at 110 Crenshaw Lake Road, Lutz, Florida.

Subject to Executive signing this Agreement, the Company’s Board of Directors at a properly scheduled meeting on July 18, 2012 amended its “Stock Option Award Agreements” with Executive to provide for immediate vesting of (a) (i) all of the 500,000 options granted on December 6, 2010, with an exercise price of $1.19 and (ii) 750,000 of the 1,500,000 options granted on August 9, 2011, with an exercise price of $2.00, (b) Executive and the Board of Directors agreed to, with respect to the 25,000 options granted to Executive on September 22, 2010, shortening the expiration date from September 22, 2020, and all such referenced options in (a) and (b) of this subparagraph shall only expire at the close of business on August 8, 2016, and may be exercised at any time before then notwithstanding Section 5 of the Stock Option Award Agreement or the Notice of Stock Option Award pertaining to any of those options. Executive agrees that the remaining 750,000 of the 1,500,000 options granted on August 9, 2011, at $2.00 are forfeited.

B. Executive understands and agrees that the monies and benefits described in this paragraph 2 are the sole financial obligations of the Company to Executive under this Agreement or arising from the Employment Agreement, his employment by the Company or the end of that employment.

C. Executive agrees that he is solely responsible for and will pay all taxes, contributions or other payments to any taxing authority which arise from Executive’s receipt of the monies paid under this Agreement.

3. Mutual general release of claims.

A. In exchange for the benefits given by the Company to Executive under this Agreement, and for Executive’s release of all claims against the Company, Executive and the Company agree, on their own behalf and on behalf of any other person or entity entitled to make a claim on their behalf or through them, that Executive and the Company each do freely, finally, fully and forever release and discharge the other from any and all claims and causes of action of any kind or nature that Executive or the Company once had or now have against the other arising out of events that occurred before signing this Agreement, including all claims arising out of Executive’s employment by the Company or the end of that employment, whether such claims are now known or unknown to Executive or the Company (“Released Claims”). In waiving and releasing claims against the Company, Executive understands and agrees that he is waiving and releasing any and all Released Claims not only against CytoDyn Inc. but also against its direct and indirect subsidiaries and affiliates, as well as their directors, officers, partners, employees, agents, attorneys, representatives, shareholders, insurers, benefit plans, trustees, and benefit administrators. However, Released Claims do not include any claims by Executive for vested benefits under the Company’s employee benefit plans or any claims of either party that cannot be released as a matter of law. This paragraph is not a waiver of any Executive claim for unemployment compensation.

B. Executive and the Company realize that there are many laws and regulations relating to employment. Executive and the Company intend to waive any and all claims each has against the other, including any and all claims, demands, rights, liens, agreements, contracts, covenants, actions, suits, causes of action, charges, grievances, wages, employment benefits, obligations, debts, costs, expenses, attorneys’ fees, damages, judgments, orders and liabilities of whatever kind or nature in law, equity, or otherwise, whether now known or unknown, suspected or unsuspected, and whether or not concealed or hidden, which Executive or the Company now own or hold or has at any time heretofore owned or held against the other arising out of or in any way connected with or related to or concerning (1) Executive’s employment by the Company or the end of that employment; or (2) any alleged violation of any federal, state or local law (whether statutory or common law), regulation or ordinance, including, but not limited to, Title VII of the Civil Rights Act of 1964, sections 1981 through 1988 of Title 42 of the United States Code, the Age Discrimination in Employment Act of 1967, the Older Workers Benefits Protection Act of 1990, the Americans with Disabilities Act of 1990, the Executive Retirement Income Security Act of 1974, the Consolidated Omnibus Budget Reconciliation Act of 1985, the National Labor Relations Act, the Labor Management Relations Act, 29 U.S.C. § 185, the Occupational Safety and Health Act and/or the Worker Adjustment Retraining and Notification Act; or (3) any alleged wrongful termination, retaliation, “whistleblowing,” breach of express and/or implied-in-fact contract, breach of the implied covenant of good faith and fair dealing, violation of public policy, intentional and/or negligent infliction of emotional distress, defamation, invasion of privacy, fraud and/or negligent misrepresentation, intentional and/or negligent interference with contractual relations and/or prospective economic advantage, and/or any other common law torts; or (4) any claim for salary/pay, backpay, severance pay, bonus, sick leave, holiday pay, vacation pay, life insurance, health and medical insurance and/or any other fringe benefit, workers’ compensation or disability benefit other than as such benefit is expressly provided by this Agreement; or (5) any other transactions, occurrences, acts, or omissions or any loss, damage or injury whatsoever, known or unknown, suspected or unsuspected, resulting from any act or omission by or on the part of Executive or the Company as to the other which was committed or omitted prior to the signing of this Agreement.

Executive and the Company intend to fully and finally release the other from any and all Released Claims which Executive or the Company has or may have against the other arising from events occurring prior to the date on which the party signs this Agreement. However, Executive does not intend to release any claim for vested benefits under a Company employee benefit plan and neither party intends to release any claim that cannot be released as a matter of law.

4. Informed, voluntary signature.

A. Executive agrees that he was given an opportunity to consider this “Transition Agreement” and its exhibits for up to twenty-one (21) days before signing it. If he signs it sooner than twenty-one (21) days, Executive agrees that he has done so voluntarily and has waived the opportunity to review it for that entire period. The Company advises Executive to consult an attorney before signing this Agreement.

B. Federal law requires that this Agreement (i) is revocable by Executive for seven (7) days following him signing it and (ii) is not effective or enforceable until the seven-day period expires and Executive has not revoked it. If Executive wishes to revoke this Agreement, he must send a written notice of revocation to Gould so it is received not later than the close of business on the seventh day after Executive signed this Agreement.

C. If Executive wishes to obtain the benefits provided by this Agreement, he must sign, date and return it to the Company within twenty-two (22) after receiving it. However, notwithstanding any other provisions in this Agreement to the contrary, Executive may not sign Exhibit 3 to this Agreement sooner than the close of business on the Separation Date.

5. Confidentiality.

A. Executive agrees that, unless compelled by subpoena or requested by the Company in the course of him providing any transition assistance, Executive will not at any time use or talk about, write about, disclose in any manner or publicize (i) the negotiation of this Agreement; (ii) the Company’s business, operations or employment data, policies or practices, including but not limited to their business, finances, operations, business development/acquisition methods and strategies, customers and potential customers, vendors and potential vendors and employees; or (iii) the proprietary, trade secret or confidential information of the Company or its actual or potential customers or vendors; and (iv) information (including personal information) about the Company’s current or former officers, directors and employees. It will not be a violation of this subparagraph for Executive to discuss the Company’s business, operations or employment data, policies or practices, proprietary, trade secret or confidential information as is essential to any transition assistance to the Company, or other information that is publicly available. It will not be a violation of this paragraph for Executive to show this Agreement to a lawyer or other professional advisor in course of seeking professional advice about it.

B. If Executive is subpoenaed or is required to testify about the Company or his employment or end of employment by the Company, he agrees to contact Gould about the subpoena/demand within 72 hours of receiving it or before the date of the proposed testimony, whichever is earlier. Further, Executive agrees to meet and cooperate with the Company’s attorneys in preparation for such testimony (and, of course, the Company expects that Executive will at all times testify truthfully).

C. Executive agrees that, if he receives an inquiry from any representative of the media about the Company or his employment by or end of employment by the Company, he will not respond but will immediately contact Gould to inform him of the media inquiry.

D. Executive’s obligations under this paragraph are in addition to and not in lieu of his obligations under paragraph 6 of the Employment Agreement.

6. Conditions to Company’s severance pay obligation. The Company’s obligation to pay severance pursuant to paragraph 2(A)(ii), above, is specifically conditioned on Executive (a) signing and dating this Agreement and delivering it to the Company within twenty-two (22) days, and thereafter not revoking it; (b) not later than twenty-two days after the Separation Date, Executive signing, dating and delivering to the Company, and thereafter not revoking, Exhibit 3 to this Agreement; (c) keeping confidential (other than as permitted by this Agreement) the existence and terms of this Agreement from the time Executive is first given it until he signs it (if he chooses to sign it) and then, upon the Company filing a Form 8-K relating to this Agreement, the information herein is not subject to the confidentiality restriction; and (d) continuing his Company employment through the Separation Date unless he is terminated by the Company before then.

7. Section 409A. With respect to the payments provided under paragraph 2(A)(ii) of this Agreement, the Executive’s employment shall be treated as terminated if the termination meets the definition of “separation from service” as set forth in Treasury Regulation Section 1.409A-1(h)(l). Notwithstanding anything to the contrary contained in this Agreement, if (a) the Executive is a “specified employee” within the meaning of Treasury Regulation Section 1.409A-1(i), and (b) any portion of any severance amount payable under paragraph 2(A)(ii) hereof does not qualify for exemption from Section 409A of the Code under the short-term deferral exception to deferred compensation of Treasury Regulation Section 1.409A-1(b)(4) or any other basis for exemption under Treasury Regulation Section 1.409A, then payments of such amounts that are not exempt from Section 409A of the Code shall be made in accordance with the terms of this Agreement, but in no event earlier than the first to occur of (i) the day after the six-month anniversary of the Executive’s termination of employment, or (ii) the Executive’s death. Any payments delayed pursuant to the prior sentence shall be made in a lump sum on the first day of the seventh month following the date of termination of the Executive’s employment, and the Company will pay the remainder of such payments, if any, on and after the first day of the seventh month following the date of termination of the Executive’s employment at the time(s) and in the form(s) provided by the applicable section(s) of this Agreement. Each payment of any severance amount payable under paragraph 2(A)(ii) hereof shall be considered a “separate payment” and not one of a series of payments for purposes of Section 409A of the Code. This paragraph 7 shall be interpreted to apply to applicable Code and Regulations that are applicable to this Agreement and the payments to be made hereunder so that if Section 409A no longer remains applicable to this Agreement or the payments to be made hereunder this paragraph shall cease to apply.

8. Miscellaneous.

A. This Agreement shall be interpreted and enforced in accordance with the laws of the United States and the State of Florida, the location both of the Company’s headquarters and of Executive’s place of employment by the Company. Any disputes between the parties shall be resolved using the protocols set forth in paragraph 11 (“Resolution of Disputes”) of the Employment Agreement unless it is necessary for the Company to institute suit in another jurisdiction to obtain injunctive relief to enforce the terms of paragraph 6 of the Employment Agreement.

B. This Agreement, the “Employee Invention, Assignment and Non-Disclosure Agreement,” “Stock Option Award Agreement” and paragraphs 2, 4(a) (as amended herein), 4(c), 4(g), 5, 6, 8 (as amended herein) and 11 of the Employment Agreement, represent the sole and entire agreements between the parties and supersede any and all prior agreements, negotiations and discussions between the parties with respect to Executive’s employment or the end of that employment. Specifically, Executive agrees that this Agreement voids all portions of the Employment Agreement other than its paragraphs 2, 4(a) (as amended herein), 4(c), 4(g), 5, 6, 8 (as amended herein) and 11, which paragraphs are adopted by reference herein. Paragraph 8(d)(i) of the Employment Agreement is amended by removing from the definition of “Cause,” subparagraphs (A), (E), (F) and (I). In the case of the Company’s assertion that an event in subparagraph (H) has occurred the Company shall give Executive written notice of the description of such event which must be within the reasonable control of Executive (e.g., the failure of the Company to raise capital, shareholder complaints about the Company’s stock price or business plans, complaints that do not amount to tortuous acts by Executive are not within the reasonable control of the Executive), and Executive shall have five (5) business days to cure such event. The Company represents, warrants and agrees that, to its knowledge, as of the date Executive signs this Agreement, Executive has not engaged in any conduct which would constitute a basis for “Cause”, as that term is revised by this Agreement.

C. If one or more paragraph(s) of this Agreement are ruled invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement, which shall remain in full force and effect.

D. This Agreement may not be modified orally but only by a writing signed by both Executive and the Company.

E. This Agreement shall inure to the benefit of and shall be binding upon Executive and his successors and assigns. Executive’s obligations and duties hereunder are personal and not assignable, but the Company will have the right to assign its rights and obligations under this Agreement to any affiliate or successor or to purchaser(s) of their assets.

F. As used in this Agreement, the term “Company” means CytoDyn Inc. as well as (i) its parents, subsidiaries and affiliated organizations; (ii) its insurers, benefit plans, trustees, and benefit administrators and their respective pension, profit-sharing, savings, health, trusts, and other employee benefit plans of any nature as well as the plans’ respective trustees and administrators; (iii) its directors, officers, employees, agents, attorneys, representatives and shareholders and their parents, subsidiaries and affiliated organizations; and (iv) the heirs, personal representatives, successors and assigns of the persons or entities described in the preceding portions of this subparagraph.

G. Executive and the Company agree that, unless required by law or by a court of competent jurisdiction, this document shall remain confidential other than as provided herein and will not be used for any purpose other than enforcing its specific terms in any proceeding between the parties. If this document must be filed in any court, the party seeking to file it will do so only under seal unless prohibited by the court.

Date:	7/25/2012	/s/ Kenneth J. Van Ness

Kenneth J. Van Ness

CytoDyn Inc.

Date:	7/25/2012	By:	/s/ Andrew T. Libby, Jr.
Andrew T. Libby, Jr. Chief Financial Officer

Exhibit 1

[COMPANY LETTERHEAD]

            , 2012

CytoDyn Inc.

110 Crenshaw Lake Road

Lutz, FL 33548

Attn: Gregory A. Gould

Gentlemen:

I, Kenneth J. Van Ness, hereby resign as Chair of the Board of Directors of CytoDyn Inc., a Colorado corporation (“Company”), effective immediately; this resignation will not affect my continuing service as a member of the Company’s Board of Directors. I also hereby resign any and all officer and director positions that I may have with any direct or indirect subsidiary of the Company. In addition, I agree to sign in the future any reasonable documents that are necessary or desired to effect such resignations from the Company and its direct or indirect subsidiaries. This will confirm that my resignations are not due to any disagreement relating to the Company’s or any subsidiaries’/affiliates’ operations, policies or procedures.

Respectfully,

Kenneth J. Van Ness

Exhibit 2

[COMPANY LETTERHEAD]

To whom it may concern:

It is not the policy of CytoDyn Inc. (“the Company”) to provide references for its former employees. It is, however, our policy to confirm the dates of employment and the position held at the time the employment ended.

Kenneth J. Van Ness was employed by the Company from                      until [October 16, 2012]. His last job title was “Chief Executive Officer.”

Any inquiries about Mr. Van Ness should be directed in writing to me.

Very truly yours,

Gregory A. Gould
Chairman, Board of Directors

Exhibit 3

SUPPLEMENT TO TRANSITION AGREEMENT

WHEREAS, Kenneth J. Van Ness (“Executive”) and CytoDyn Inc. (“the Company”) previously executed a “Transition Agreement” (“Agreement”) but now wish to supplement it with this document (“Supplement”) so

NOW, THEREFORE, in exchange for the consideration referenced in and benefits provided by the Agreement, Executive and the Company agree as follows:

1. Mutual general release of claims.

A. In exchange for the benefits given by the Company to Executive under the Agreement, and for Executive’s release of all claims against the Company, Executive and the Company agree, on their own behalf and on behalf of any other person or entity entitled to make a claim on their behalf or through them, that Executive and the Company each do freely, finally, fully and forever release and discharge the other from any and all claims and causes of action of any kind or nature that Executive or the Company once had or now have against the other arising out of events that occurred before signing this Supplement, including all claims arising out of Executive’s employment by the Company or the end of that employment, whether such claims are now known or unknown to Executive or the Company (“Released Claims”). In waiving and releasing claims against the Company, Executive understands and agrees that he is waiving and releasing any and all Released Claims not only against CytoDyn Inc. but also against its direct and indirect subsidiaries and affiliates, as well as their directors, officers, partners, employees, agents, attorneys, representatives, shareholders, insurers, benefit plans, trustees, and benefit administrators. However, Released Claims do not include any claims by Executive for vested benefits under the Company’s employee benefit plans, claims for amounts due Executive under the Agreement, or any claims of either party that cannot be released as a matter of law. This paragraph is not a waiver of any Executive claim for unemployment compensation.

B. Executive and the Company realize that there are many laws and regulations relating to employment. Executive and the Company intend to waive any and all claims each has against the other, including any and all claims, demands, rights, liens, agreements, contracts, covenants, actions, suits, causes of action, charges, grievances, wages, employment benefits, obligations, debts, costs, expenses, attorneys’ fees, damages, judgments, orders and liabilities of whatever kind or nature in law, equity, or otherwise, whether now known or unknown, suspected or unsuspected, and whether or not concealed or hidden, which Executive or the Company now own or hold or has at any time heretofore owned or held against the other arising out of or in any way connected with or related to or concerning (1) Executive’s employment by the Company or the end of that employment; or (2) any alleged violation of any federal, state or local law (whether statutory or common law), regulation or ordinance, including, but not limited to, Title VII of the Civil Rights Act of 1964, sections 1981 through 1988 of Title 42 of the United States Code, the Age Discrimination in Employment Act of 1967, the Older Workers Benefits Protection Act of 1990, the Americans with Disabilities Act of 1990, the Executive Retirement Income Security Act of 1974, the Consolidated Omnibus Budget Reconciliation Act of 1985, the National Labor Relations Act, the Labor Management Relations Act, 29 U.S.C. § 185, the Occupational Safety and Health Act and/or the Worker Adjustment Retraining and Notification Act; or (3) any alleged wrongful termination, retaliation, “whistleblowing,” breach of express and/or implied-in-fact contract, breach of the implied covenant of good faith and fair dealing, violation of public policy, intentional and/or negligent infliction of emotional distress, defamation, invasion of privacy, fraud and/or negligent misrepresentation, intentional and/or negligent interference with contractual relations and/or prospective economic advantage, and/or any other common law torts; or (4) any claim for severance pay, bonus, sick leave, holiday pay, vacation pay, life insurance, health and medical insurance and/or any other fringe benefit, workers’ compensation or disability benefit other than as such benefit is expressly provided by this Agreement; or (5) any other transactions, occurrences, acts, or omissions or any loss, damage or injury whatsoever, known or unknown, suspected or unsuspected, resulting from any act or omission by or on the part of Executive or the Company as to the other which was committed or omitted prior to the signing of this Supplement.

Executive and the Company intend to fully and finally release the other from any and all Released Claims which Executive or the Company has or may have against the other arising from events occurring prior to the date on which the party signs this Supplement. However, Executive does not intend to release any claim for vested benefits under a Company employee benefit plan, or claims for amounts due under the Agreement and neither party intends to release any claim that cannot be released as a matter of law.

2. Informed, voluntary signature.

A. Executive agrees that he was given an opportunity to consider this Supplement for up to twenty-one (21) days before signing it. If he signs it sooner than twenty-one (21) days, Executive agrees that he has done so voluntarily and has waived the opportunity to review it for that entire period. The Company advises Executive to consult an attorney before signing this Supplement.

B. Federal law requires that (i) this Supplement be revocable by Executive for seven (7) days following him signing it and (ii) this Supplement is not effective or enforceable until the seven-day period expires and Executive has not revoked it. If Executive wishes to revoke this Supplement, he must send a written notice of revocation to Gregory A. Gould so it is received not later than the close of business on the seventh day after Executive signed the Supplement.

C. Executive cannot sign this Supplement sooner than the close of business on the Separation Date set forth in the Agreement.

Date:
Kenneth J. Van Ness

CytoDyn Inc.

Date:	By:

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